Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports First Quarter 2011
Financial Results

BEDFORD, MASS. – April 26, 2011 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of broadband technology and biometrics software, today reported financial results for its first  quarter ended March 31, 2011.

Revenues for the first quarter of 2011 were $6.4 million, an increase of 13% compared to $5.6 million in the same quarter last year. Net income for the first quarter of 2011 was $590,000, or $0.03 per diluted share. These results compared to net income of $22,000, or $0.00 per diluted share, for the same period a year ago.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The Company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Non-GAAP net income for the first quarter of 2011, excluding the effect of $303,000 of stock-based compensation, was $893,000, or $0.04 per diluted share.  These results compared to non-GAAP net income of $367,000, or $0.02 per diluted share, for the first quarter of 2010, excluding the effect of $345,000 of stock-based compensation.

Aware, Inc. Reports First Quarter 2011 Financial Results	Page 2

Rick Moberg, Aware’s co-chief executive officer and chief financial officer, said, “Our biometrics and DSL test and diagnostics businesses performed well in the first quarter. Solid results by both groups and lower general and administrative expenses combined to make this one of our more profitable quarters in recent history.”

Kevin Russell, Aware’s co-chief executive officer and general counsel, added, “In lieu of an earnings conference call this quarter, we have provided additional information regarding our financial results in the following paragraphs.”

For the quarter, product revenue grew 9% from $4.7 million in the first quarter of 2010 to $5.1 million this quarter. The rise in product revenue reflects an increase in test and diagnostics hardware and software revenue that was partially offset by slightly lower biometrics software revenue. A major factor driving the product revenue increase was a sale of our LDP software to a European telephone company.

For the quarter, services revenue grew 296% from $209,000 in the first quarter of 2010 to $829,000 this quarter. The rise in services revenue was primarily due to increased revenue from the sale of biometrics services projects.

For the quarter, royalties declined 40% from $756,000 in the first quarter of 2010 to $452,000 this quarter. The decrease in royalties was due to lower royalties reported to us by our DSL chip licensees.

First quarter spending grew 3% from $5.6 million in the first quarter of 2010 to $5.8 million this quarter. The spending increase was primarily due to higher hardware cost of goods sold on higher hardware sales and higher biometrics engineering expenses to support the increase in biometrics services revenue. Spending increases on these items were partially offset by a decline in lower general and administrative expenses as a result of lower legal fees and director and officer compensation.

We had 84 full time employees at March 31, 2011, which is up one person from the end of 2010.

Aware, Inc. Reports First Quarter 2011 Financial Results	Page 3

On September 24, 2010, Aware announced that it was considering a spin-off of its patent licensing operations.  Aware is currently reviewing strategic options with respect to its patent licensing operations, including a potential spin-off.

About Aware
Aware is a leading technology and software supplier for the telecommunications and biometrics industries. Aware has pioneered innovations at telecommunications standards-setting organizations for DSL and home networking. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to provision and troubleshoot DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts.  www.aware.com

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL test and diagnostics and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; our intellectual property is subject to limited protection; our business may be affected by our use of open source software; our business may be affected by government regulations; adverse economic conditions; and our ability to obtain or enforce patents could be affected by new laws, regulations or rules. DSL test and diagnostic factors include, but are not limited to: our DSL test and diagnostic businesses depend upon a limited number of customers; the success of our DSL test and diagnostics products businesses requires telephone companies to install DSL service in volume; our test and diagnostic hardware and software products could have quality problems; we depend on a single source contract manufacturer for the manufacture of our DSL hardware products; and we are dependent on single source suppliers for components in our DSL hardware products. Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver services contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2010 and other reports and filings made with the Securities and Exchange Commission.

Aware and Dr. DSL are trademarks or registered trademarks of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports First Quarter 2011 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Product sales	$5,078	$4,651
Services	829	209
Royalties	451	756
Total revenue	6,358	5,616

Costs and expenses:
Cost of product sales (1)	1,220	1,036
Cost of services (1)	357	72
Research and development (1)	1,961	2,035
Selling and marketing (1)	1,051	1,066
General and administrative (1)	1,197	1,402
Total costs and expenses	5,786	5,611

Income from operations	572	5
Interest income	20	18
Income before provision for income taxes	592	23
Provision for income taxes	2	1
Net income	$590	$22

Net income – basic	$0.03	$0.00
Net income – diluted	$0.03	$0.00

Weighted average shares – basic	20,219	19,913
Weighted average shares – diluted	20,828	19,923

(1) The amounts in the tables above include stock-based compensation as follows (in thousands):

	Three Months Ended March 31,
	2011	2010
Cost of product sales	$2	$2
Cost of services	9	6
Research and development	67	114
Sales and marketing	22	38
General and administrative	203	185
Total stock-based compensation costs	$303	$345

Aware, Inc. Reports First Quarter 2011 Financial Results	Page 5

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net income	$590	$22
Stock-based compensation	303	345
Non-GAAP net income	$893	$367

	Three Months Ended March 31,
	2011	2010
GAAP diluted net income per share	$0.03	$0.00
Stock-based compensation per share	0.01	0.02
Non-GAAP diluted net income per share	$0.04	$0.02

Aware, Inc. Reports First Quarter 2011 Financial Results	Page 6

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Cash and investments	$40,015	$39,949
Accounts receivable, net	6,120	4,968
Inventories, net	1,681	1,863
Property and equipment, net	6,296	6,360
Other assets, net	423	260

Total assets	$54,535	$53,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$2,941	$3,197

Long-term deferred revenue	380	320

Total stockholders’ equity	51,214	49,883

Total liabilities and stockholders’ equity	$54,535	$53,400

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Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: IR@aware.com